Bullion Monarch Management Comments on Surge in Share Price

October 11, 2010- St. George, Utah- Bullion Monarch Mining, Inc. (BULM), Management announced that it was not aware of any new information that would have caused the increase in the trading volume and the price of its shares on the OTCBB on the morning of October, 11, 2010.

About Bullion Monarch Mining

Bullion Monarch Mining Inc. is a publicly traded (OTC:BULM), gold-focused royalty company with additional interests in oil-shale technology and other assets. The Company is engaged in a continual review of opportunities to create new royalties or participating interests through the financing of mine development or exploration, or to acquire companies that hold royalties. The majority of current revenues are derived from a high-quality royalty claim block located in Northeastern Nevada’s Carlin Trend. Bullion Monarch also has an interest in various mineral assets in North and South America in the exploration and development stages, which have the potential to generate future royalty or other revenues. Their royalty portfolio generates high-margin free cash flow with lower exposure to operating and capital costs than operating companies. Bullion Monarch’s portfolio also provides for direct leverage to commodity prices and the exploration potential of world-class ore deposits and mineral exploration trends where we have existing royalty interests.  Visit the Company website at www.bullionmm.com for more information.

Investor Relations Contact

Joseph Morris

info@bullionmm.com

(801)426-8111

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995.

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this report contains “forward-looking statements’ which can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “seem”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the Company’s 10-KA-1 Annual Report (“old” Bullion) and the Form 10 (“new” Bullion) before making any investment in the shares of the Company. The full 10-KA-1 or the Form 10 filings referenced in this press release are available at sec.gov or bullionmm.com for complete information. Neither Bullion Monarch Mining, Inc. nor its subsidiaries, undertake any obligation to update any forward-looking statements contained in this press release. Historical results referred to before current QA/QC and sample security protocols were adopted should not be relied upon as to what potential resources exist on the property. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.